Exhibit 23.1

Consent of Independent Registered Public Accountinq Firm

Tekni-Plex, Inc.
Coppell, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 3, 2004 relating to the consolidated financial statements, and schedule of Tekni-Plex, Inc. appearing in the Company's Annual Report on Form 10- K for the year ended July 2, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Woodbridge, New Jersey

July 11, 2005